Exhibit 99.1

News Release	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Leroy M. Ball, Vice President and Chief Financial Officer
412-227-2118
BallLM@koppers.com

Koppers Holdings Inc. Reports Strong First Quarter 2012 Results

Sales increase 12% for quarter

Net income to Koppers increases to $15.6 million for quarter compared to $8.9 million

Diluted EPS from continuing operations $0.74 compared to $0.44 in prior year quarter

PITTSBURGH, May 4, 2012 – Koppers Holdings Inc. (NYSE: KOP) today announced results for its fiscal 2012 first quarter. The results reflect the reclassification of the carbon black facility in Australia as a discontinued operation for all periods presented based on the announced closure and ceasing of operations during the fourth quarter of 2011.

Consolidated sales of $380.9 million for the first quarter of 2012 were 12%, or $39.4 million higher than sales of $341.5 in the prior year quarter. Sales for Carbon Materials and Chemicals (CM&C) totaling $249.5 million increased by 14%, or $30.9 million over the prior year quarter while sales for Railroad and Utility Products (R&UP) of $131.4 million increased by 7%, or $8.5 million over the prior year quarter. The increase in sales in CM&C was due primarily to higher selling prices for carbon pitch and phthalic anhydride combined with higher volumes and prices for carbon black feedstock, which more than offset lower volumes for pitch and lower prices for naphthalene. R&UP sales increased due mainly to higher sales prices for railroad crossties and higher sales volumes for utility poles.

Net income attributable to Koppers for the quarter ended March 31, 2012, was $15.6 million, or $0.75 per diluted share as compared to net income attributable to Koppers of $8.9 million, or $0.43 per diluted share in the first quarter of 2011, and diluted earnings per share from continuing operations amounted to $0.74 per share and $0.44 per share for the quarters ended March 31, 2012 and 2011, respectively. The increases in net income attributable to Koppers and diluted earnings per share for the first quarter of 2012 were due to higher prices for carbon pitch, phthalic anhydride, and railroad crossties as well as higher volumes and prices for carbon black feedstock, combined with a reduction in the effective tax rate from 36% to 31% partly as a result of our European integration project. These items more than offset lower volumes for pitch, lower prices for naphthalene, and $1.7 million of estimated costs related to a pitch tank spill in Australia. Additionally, the first quarter of 2011 was negatively impacted by incremental storage and logistics costs for CM&C as well as higher raw material costs. Adjusted net income and adjusted earnings per share for the quarter ended March 31, 2012, were $15.5 million and $0.74 per share compared to $8.4 million and $0.41 per share in the prior year quarter after excluding $0.7 million of after-tax income in the first quarter of 2011 and after excluding the impact of discontinued operations for both periods.

Adjusted EBITDA for the quarter ended March 31, 2012, was $36.7 million compared to $26.8 million in the first quarter of 2011, led by higher selling prices for carbon pitch, phthalic anhydride, and railroad crossties as well as higher volumes and prices for carbon black feedstock, which more than offset lower volumes for pitch, lower prices for naphthalene, and $1.7 million of estimated costs related to a pitch tank spill in Australia. Additionally, the first quarter of 2011 was negatively impacted by incremental storage and logistics costs for CM&C as well as higher raw material costs.

Commenting on the results, Walter W. Turner, president and CEO of Koppers, said, “I am pleased with our year-over-year sales and earnings improvement which fell within our internal range of expectations for the first quarter. Both of our businesses turned in strong performances, and I expect that to be a trend that will continue throughout the remainder of 2012.”

Mr. Turner continued, “I am also pleased to report that we are starting to see some of the benefits of our margin improvement initiatives which along with lower raw material cost volatility helped drive the stronger operating margins realized in this year’s first quarter. Despite the costs related to the Australian pitch tank spill and the effect that economic uncertainty in Europe is having on certain parts of our business, our outlook for 2012 has not changed from what had been previously communicated. We continue to remain on target for significant improvement over 2011’s operating results.”

The following reconciliations are attached to this press release: Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA.

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, May 4, 2012, beginning at 11:00 a.m. EDT to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing (877) 941 0844 in the US/Canada or +1 (480) 629 9835 for International, Conference ID number 4526718. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the call’s completion at (800) 406 7325 or +1 (303) 590 3030, Conference ID number 4526718. The recording will be available for replay through May 18, 2012.

The live broadcast of Koppers conference call will be available online: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194019&eventID=4742017. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com, www.streetevents.com and www.earnings.com shortly after the live call and continuing through May 18, 2012.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, United Kingdom, Denmark, The Netherlands, Australia and China. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Leroy M. Ball at 412 227 2118 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions and divestitures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, general economic and business conditions, demand for Koppers goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability of key raw materials and unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Income

(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2012	2011

Net sales	$380.9	$341.5
Cost of sales (excluding items below)	326.9	296.1
Depreciation and amortization	6.8	6.4
Selling, general and administrative expenses	18.0	17.7

Operating profit	29.2	21.3
Other income	0.7	—
Interest expense	6.9	6.9

Income before income taxes	23.0	14.4
Income taxes	7.2	5.2

Income from continuing operations	15.8	9.2
Income (loss) from discontinued operations	0.1	(0.2)

Net income	$15.9	$9.0
Net income attributable to noncontrolling interests	0.3	0.1

Net income attributable to Koppers	$15.6	$8.9

Earnings per common share:
Basic-
Continuing operations	$0.74	$0.44
Discontinued operations	0.01	(0.01)

Earnings per basic common share	$0.75	$0.43

Diluted-
Continuing operations	$0.74	$0.44
Discontinued operations	0.01	(0.01)

Earnings per diluted common share	$0.75	$0.43

Weighted average shares outstanding (in thousands):
Basic	20,669	20,588
Diluted	20,903	20,724
Dividends declared per common share	$0.24	$0.22

Koppers Holdings Inc.

Unaudited Condensed Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	March 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$42.6	$54.1
Accounts receivable, net of allowance of $0.2 and $0.3	191.2	160.9
Income tax receivable	1.2	10.6
Inventories, net	178.2	159.0
Deferred tax assets	9.6	9.3
Loan to related party	11.7	11.7
Other current assets	20.2	21.8

Total current assets	454.7	427.4
Equity in non-consolidated investments	5.4	4.9
Property, plant and equipment, net	153.7	155.6
Goodwill	73.0	72.1
Deferred tax assets	41.5	44.3
Other assets	25.8	26.4

Total assets	$754.1	$730.7

Liabilities
Accounts payable	$96.6	$102.1
Accrued liabilities	60.9	63.1
Dividends payable	5.6	5.2

Total current liabilities	163.1	170.4
Long-term debt	314.3	302.1
Other long-term liabilities	151.5	151.0

Total liabilities	628.9	623.5
Commitments and contingent liabilities

Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	—	—
Common Stock, $0.01 par value per share; 40,000,000 shares authorized; 21,505,028 and 21,309,210 shares issued	0.2	0.2
Additional paid-in capital	145.1	142.9
Retained earnings	17.2	6.7
Accumulated other comprehensive loss	(23.5)	(30.2)
Treasury stock, at cost; 750,613 and 706,161 shares	(26.5)	(24.8)

Total Koppers shareholders’ equity	112.5	94.8

Noncontrolling interests	12.7	12.4

Total equity	$125.2	$107.2

Total liabilities and equity	$754.1	$730.7

Koppers Holdings Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011

Cash provided by (used in) operating activities:
Net income	$15.9	$9.0
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	6.8	6.8
Deferred income taxes	2.0	0.2
Equity income, net of dividends received	(0.5)	—
Change in other liabilities	2.4	1.2
Non-cash interest expense	0.4	0.4
Stock-based compensation	1.5	0.8
Other	0.2	—
(Increase) decrease in working capital:
Accounts receivable	(28.5)	(39.8)
Inventories	(16.7)	(5.6)
Accounts payable	(6.5)	11.5
Accrued liabilities and other working capital	7.2	6.0

Net cash used in operating activities	$(15.8)	$(9.5)

Cash provided by (used in) investing activities:
Capital expenditures	$(3.4)	$(4.4)
Acquisitions, net of cash acquired	—	$(0.6)
Net cash proceeds from divestitures and asset sales	0.2	—

Net cash used in investing activities	$(3.2)	$(5.0)

Cash provided by (used in) financing activities:
Borrowings of revolving credit	$98.1	$76.1
Repayments of revolving credit	(86.0)	(51.6)
Repayments on long-term debt	—	(0.9)
Issuances of Common Stock	0.6	0.2
Repurchases of Common Stock	(1.7)	(0.2)
Payment of deferred financing costs	—	(0.5)
Dividends paid	(4.5)	(4.5)

Net cash provided by financing activities	$6.5	$18.6

Effect of exchange rate changes on cash	1.0	1.1

Net increase (decrease) in cash and cash equivalents	$(11.5)	$5.2

Cash and cash equivalents at beginning of year	54.1	35.3

Cash and cash equivalents at end of year	$42.6	$40.5

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended March 31,
	2012	2011

Net sales:
Carbon Materials & Chemicals	$249.5	$218.6
Railroad & Utility Products	131.4	122.9

Total	$380.9	$341.5

Operating profit:
Carbon Materials & Chemicals	$20.5	$14.1
Railroad & Utility Products	9.1	7.5
Corporate	(0.4)	(0.3)

Total	$29.2	$21.3
Operating margin:
Carbon Materials & Chemicals	8.2%	6.5%
Railroad & Utility Products	6.9%	6.1%
Total	7.7%	6.2%
Adjusted operating profit (1):
Carbon Materials & Chemicals	$20.5	$13.2
Railroad & Utility Products	9.1	7.5
All Other	(0.4)	(0.3)

Total	$29.2	$20.4
Adjusted operating margin:
Carbon Materials & Chemicals	8.2%	6.0%
Railroad & Utility Products	6.9%	6.1%
Total	7.7%	6.0%

(1)	Cost of sales for CM&C for the three months ended March 31, 2011 includes a gain of $0.9 million for the licensing of certain technology in China.

Koppers believes that adjusted net income, adjusted earnings per share, adjusted operating profit and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended March 31,
	2012	2011
Net income attributable to Koppers	$15.6	$8.9

Charges impacting pre-tax income (1)
Sale of technology	—	(0.9)

Total charges above impacting pre-tax income	—	(0.9)
Charges impacting net income, net of tax benefit	—	(0.7)

Adjusted net income including discontinued operations	$15.6	$8.2
Discontinued operations	(0.1)	0.2

Adjusted net income	$15.5	$8.4

(1)	Cost of sales for CM&C for the three months ended March 31, 2011 includes a gain of $0.9 million for the licensing of certain technology in China.

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended March 31,
	2012	2011
Net income attributable to Koppers	$15.6	$8.9

Adjusted net income including discontinued operations (from above)	$15.6	$8.2

Adjusted net income (from above)	$15.5	$8.4

Denominator for diluted earnings per share (000s)	20,903	20,724

Earnings per share:
Diluted earnings per share	$0.75	$0.43
Adjusted earnings per share including discontinued operations	$0.75	$0.40
Adjusted earnings per share	$0.74	$0.41

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions except share amounts)

	Three Months Ended March 31,
	2012	2011
Net income	$15.9	$9.0
Interest expense	6.9	6.9
Depreciation and amortization	6.8	6.4
Income tax provision	7.2	5.2
Discontinued operations	(0.1)	0.2

EBITDA with noncontrolling interests	36.7	27.7

Unusual items impacting net income (1)
Sale of technology	—	(0.9)

Adjusted EBITDA with noncontrolling interests	$36.7	$26.8

(1)	Cost of sales for CM&C for the three months ended March 31, 2011 includes a gain of $0.9 million for the licensing of certain technology in China.